Exhibit 10.27

General Contract for Veterinary Vaccines Sales

The Buyer:	Contract number:

Signed at:

The Supplier:	Signed on:

NOW, THEREFORE, on the basis of equality, mutual assent and good faith, in accordance with relevant laws, regulations and regulatory legal documents such as the Civil Code of the People’s Republic of China, the Parties have reached this contract (hereinafter referred to as “the Contract”) through friendly negotiations.

1. Product name, quantity, unit price, and amount

Product name	Strain	Manufacturer	Specifications per bottle	Unit price (yuan/bottle)	Notes

Total Amount in RMB : Base on actual amount

2. Quality standards

In compliance with the quality standards, labeling standards, and advertising commitments as well as the latest national veterinary vaccines quality standards and relevant regulations, the Supplier shall be responsible for the quality of the products during their shelf life and shall guarantee that the products provided do not contain pollutants, harmful substances, or prohibited substances specified by the state (such as the African swine fever virus).

3. Delivery location and costs

All costs before delivery to the designated location shall be borne by the Supplier, and the costs after delivery to the designated location shall be borne by the Buyer. The risk of damage or loss of the goods before delivery to the designated location by the Supplier shall be borne by the Supplier; Delivery location: _______________

4. Delivery period: ________________

5. Acceptance of products

The Buyer shall inspect the variety, specifications, quantity, packaging, transportation, and storage conditions of the products at the designated delivery location to ensure the products meet the Buyer’s requirements. If any non-conforming products are found, the Buyer shall notify the Supplier to demand return. In case of quality discrepancy, an inspection certificate issued by a national testing agency is requested. If the inspection results do not meet the quality standards stipulated in the Contract, the testing charges and any losses caused thereby shall be borne by the Supplier. If the Supplier’s products have quality problems (including low efficacy, failure to achieve therapeutic and preventive effects) or adverse reactions during or after use by the Buyer, all losses shall be borne by the Supplier after the result of inspection and verification by relevant authoritative institutions is offered.

6. Payment terms and period: ____________________

7. Liability for breach of contract

In accordance with the Civil Code of the People’s Republic of China, the breaching party shall pay a penalty of 20% of the contract amount to the aggrieved party. If the penalty is not enough to cover the aggrieved party’s losses, the actual losses shall be calculated and compensated.

8. Miscellaneous

8.1 The Contract shall be effective upon the signature and seal of all the parties within five days after it is returned. If the deadline of modifying the Contract is exceeded, any modification of the Contract shall be invalid. The original copies and fax copies shall have the same legal effect.

8.2 If the Supplier’s products fail to meet the quality standards specified in the Contract upon the products arrival at the location designated by the Buyer, the Buyer has the right to reject and the Supplier shall handle the rejected products within the time specified by the Buyer, and all costs incurred shall be borne by the Supplier.

8.3 The products should arrive at the designated delivery location within the time required by the Buyer. The Supplier must promptly notify the Buyer of the estimated time when the products will arrive at the above-mentioned delivery location.

8.4 If it is determined that the products sold by the Supplier are counterfeit, the Supplier agrees to compensate the Buyer with 10 times the total contract price.

8.5 Any disputes arising from the performance of the Contract shall be resolved through consultation between both parties. If consultation fails, the plaintiff may file a lawsuit with the People’s Court located in location of the _______.

The Supplier (signature and seal):	The Buyer (signature and seal):

Address:	Address:

Legal representative:	Legal representative:

Entrusted agent:	Entrusted agent:

Phone:	Phone:

3